Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal Year 2020

GAAP Net revenue grew 16% to $3.089 billion

GAAP Net income increased 21% to $3.54 per diluted share

GAAP net cash provided by operating activities was $685.7 million

Adjusted Unrestricted Operating Cash Flow (Non-GAAP) was $615.4 million

Net Bookings grew to $2.990 billion

New York, NY – May 20, 2020 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fourth quarter and fiscal year 2020, ended March 31, 2020, and provided its initial outlook for its fiscal first quarter 2021, ending June 30, 2020, and fiscal year 2021, ending March 31, 2021.

Fiscal Fourth Quarter 2020 Financial Highlights

GAAP net revenue grew 41% to $760.5 million, as compared to $539.0 million in last year’s fiscal fourth quarter. Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 40% and accounted for 54% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal fourth quarter 2020 were NBA® 2K20 and NBA 2K19, Grand Theft Auto® Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Sid Meier’s Civilization® VI, Social Point’s mobile games, and WWE® SuperCard and WWE 2K20.

Digitally-delivered GAAP net revenue grew 54% to $634.7 million, as compared to $413.5 million in last year’s fiscal fourth quarter, and accounted for 83% of total GAAP net revenue. The largest contributors to digitally-delivered GAAP net revenue in fiscal fourth quarter 2020 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K20 and NBA 2K19, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Sid Meier’s Civilization VI, Social Point’s mobile games, and WWE SuperCard and WWE 2K20.

GAAP net income grew 116% to $122.7 million, or $1.07 per diluted share, as compared to $56.8 million, or $0.50 per diluted share, for the year-ago period.

The following data, together with a management reporting tax rate of 17%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended March 31, 2020
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Amortization & impairment of acquired intangible assets	Loss on long- term investments
Net revenue	$760,541	(31,119)
Cost of goods sold	396,640	(20,743)	(62,353)		(3,288)

Gross profit	364,901	(10,376)	62,353		3,288

Operating expenses	243,017		(18,930)	384	(1,658)

Income from operations	121,884	(10,376)	81,283	(384)	4,946
Interest and other, net	8,083	857
Loss on long-term investments	5,333					(5,333)

Income before income taxes	124,634	(9,519)	81,283	(384)	4,946	5,333

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.40 million.

Fiscal Fourth Quarter Operational Metric – Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

Total Net Bookings grew 49% to $729.4 million, as compared to $488.4 million during last year’s fiscal fourth quarter. Net Bookings from recurrent consumer spending grew 47% year-over-year and accounted for 61% of total Net Bookings. The largest contributors to Net Bookings were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K20, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Sid Meier’s Civilization VI, Social Point’s mobile games, and WWE SuperCard and WWE 2K20.

Catalog accounted for $432.1 million of Net Bookings led by Grand Theft Auto, Red Dead Redemption, Sid Meier’s Civilization, and Social Point’s mobile offerings.

Digitally-delivered Net Bookings grew 60% to $672.1 million, as compared to $419.0 million in last year’s fiscal fourth quarter, and accounted for 92% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal fourth quarter 2020 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K20, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, Sid Meier’s Civilization VI, Social Point’s mobile games, and WWE SuperCard and WWE 2K20.

Fiscal Year 2020 Financial Highlights

GAAP net revenue grew 16% to $3.089 billion, as compared to $2.668 billion in fiscal year 2019. Recurrent consumer spending increased 29% and accounted for 45% of total GAAP net revenue. The largest contributors to GAAP net revenue in fiscal year 2020 were NBA 2K20 and NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, The Outer Worlds, WWE SuperCard and WWE 2K20, Social Point’s mobile games, and Sid Meier’s Civilization VI.

Digitally-delivered GAAP net revenue grew 41% to $2.379 billion, as compared to $1.682 billion in fiscal year 2019, and accounted for 77% of total GAAP net revenue. The largest contributors to digitally-delivered GAAP net revenue in fiscal year 2020 were NBA 2K20 and NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, Borderlands 3, The Outer Worlds, Sid Meier’s Civilization VI, Social Point’s mobile games, and WWE SuperCard and WWE 2K20.

GAAP net income increased 21% to $404.5 million, or $3.54 per diluted share, as compared to $333.8 million, or $2.90 per diluted share, in fiscal year 2019.

GAAP net cash provided by operating activities was $685.7 million, as compared to $843.5 million in fiscal year 2019. Adjusted Unrestricted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, was $615.4 million, as compared to $715.5 million last year (please see the section below titled “Non-GAAP Financial Measure” for additional information). As of March 31, 2020, the Company had cash and short-term investments of $2.002 billion.

The following data, together with a management reporting tax rate of 17%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ended March 31, 2020
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Acquisition related expenses	Impact of business reorganization	Amortization & impairment of acquired intangible assets	Loss on long-term investments
Net revenue	$3,088,970	(98,612)
Cost of goods sold	1,542,450	(87,253)	(154,031)			(13,598)

Gross profit	1,546,520	(11,359)	154,031			13,598

Operating expenses	1,121,253		(103,850)	(367)	(83)	(6,665)

Income from operations	425,267	(11,359)	257,881	367	83	20,263
Interest and other, net	38,505	476
Loss on long-term investments	5,333						(5,333)
Income before income taxes	458,439	(10,883)	257,881	367	83	20,263	5,333

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 114.13 million.

Fiscal Year 2020 Operational Metric – Net Bookings

Total Net Bookings grew to $2.990 billion, as compared to $2.929 billion in fiscal year 2019. Net Bookings from recurrent consumer spending grew 34% and accounted for 51% of total Net Bookings. The largest contributors to Net Bookings were NBA 2K20 and NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Borderlands 3, Red Dead Redemption 2 and Red Dead Online, The Outer Worlds, WWE 2K20, WWE SuperCard and WWE K19, Social Point’s mobile games, and Sid Meier’s Civilization VI.

Digitally-delivered Net Bookings grew 35% to $2.440 billion, as compared to $1.802 billion in fiscal year 2019, and accounted for 82% of total Net Bookings. The largest contributors to digitally-delivered Net Bookings in fiscal year 2020 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K20 and NBA 2K19, Borderlands 3, Red Dead Redemption 2 and Red Dead Online, The Outer Worlds, Sid Meier’s Civilization VI, Social Point’s mobile games, and WWE SuperCard, WWE 2K20.and WWE 2K19.

Management Comments

“Our significantly better-than-expected fourth quarter results concluded another extraordinary year for Take-Two, during which we achieved numerous milestones, including record Net Bookings of nearly $3 billion, as well as record digitally-delivered Net Bookings, Net Bookings from recurrent consumer spending, and earnings,” said Strauss Zelnick, Chairman and CEO of Take-Two. “Nearly all of our titles outperformed in the fourth quarter, including NBA 2K20, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2, Borderlands 3 and Social Point’s mobile games.

“Looking ahead, Take-Two has the strongest development pipeline in its history, including sequels from our biggest franchises as well as exciting new IP. While fiscal 2021 will be a light new release year, we expect to deliver strong results, reflecting the diversity and strength of our catalog and live service offerings. We have an array of titles that we will begin to launch in fiscal 2022, which we expect to drive sequential growth that year. Our Company remains superbly positioned – creatively, operationally and financially – to capitalize on the many positive trends in our industry, and to deliver continued growth and returns for our shareholders over the long-term."

COVID-19 Response

At Take-Two, our number one priority is the health and safety of our employees and their families. All of our offices moved largely to work-from-home environments by mid-March. We are continuing to find ways to support our employees and their families as we navigate through this unprecedented situation, including services to help families balance work and home life. The digital nature of our content means our creative talent can continue to work on game development from home. The shift to remote working adds complexity and challenges in some areas of the game development process; however, based on our work to date, we currently do not expect any delays other than what has been announced.

With more people staying at home, we have experienced, and are continuing to experience, heightened levels of engagement and Net Bookings growth-to-date. The full extent of the impact of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we are not able to predict. The key risks to our business are set forth under the heading “Forward Looking Statements” in this release and will be included in Take-Two’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

As previously announced, for the months of April and May, Take-Two’s labels will come together to donate 5% of Net Bookings (after platform fees) from in-game purchases from Grand Theft Auto Online and Red Dead Online from Rockstar Games, NBA 2K20 and NBA 2K19 from 2K Games, Dragon City from Social Point, as well as from full-game digital sales of The Outer Worlds from Private Division, to support an array of COVID-19 charities and local businesses in need.

Business and Product Highlights

Since January 1, 2020:

Rockstar Games:

•	Released new free content updates for Grand Theft Auto Online including:
o	Open Wheel Races, which is a new racing mode featuring seven new tracks and a new vehicle class, which includes two brand new Open Wheel vehicles: the Progen PR4 and Ocelot R88.
o	Nine additional new vehicles.
o	New clothing.
•	Released new free content updates for Red Dead Redemption 2 and Red Dead Online including:
o	Red Dead Redemption 2 Photo Mode and Story Mode additions, which were originally available on PlayStation 4, PC and Stadia, and brought to Xbox One, alongside new clothing items and emotes for Red Dead Online players.
o	Game play variations and new maps for the following Showdown Series: Overrun, Spoils of War, Plunder, Up in Smoke and Name Your Weapon.
o	New clothing items.
•	Announced numerous critical and commercial achievements across multiple titles, including Grand Theft Auto V and Red Dead Redemption 2, and a record-breaking holiday season with its two online worlds, GTA Online and Red Dead Online. Records included:
o	Grand Theft Auto V was the best-selling game of the past decade in the U.S., based on both unit and dollar sales, according to the NPD Group.
o	Red Dead Redemption 2 was the top title of the last four years based on U.S. dollar sales, according to the NPD Group.
o	Grand Theft Auto Online has had its biggest series of back-to-back updates ever in terms of player numbers, with new records set in December and the quarter ending December 31, 2019, following the release of the Diamond Casino & Resort update in July 2019 and the Diamond Casino Heist in December 2019.
o	Red Dead Online hit a new peak in player numbers in December following the release of the latest update, Moonshiners, and topped those numbers again in January.

2K:

•	Announced, together with The National Football League (NFL), a multi-year partnership encompassing multiple future video games. The partnership marks the return of football-themed games to 2K’s stable of notable sports titles and original IP, as well as an expansion of video game properties for the NFL. The games will be non-simulation football game experiences, which will launch starting in calendar year 2021, during Take-Two’s fiscal year 2022.
•	Released XCOM®: Chimera Squad digitally for PC. XCOM: Chimera Squad is an all-new standalone title in the award-winning, turn-based, XCOM tactical series.
•	Launched Guns, Love, and Tentacles: The Marriage of Wainwright & Hammerlock, the second campaign add-on for Borderlands 3, for PC, PlayStation 4, Xbox One and Stadia. The four paid campaign add-ons for Borderlands 3 are included with the Borderlands 3 Super Deluxe Edition and Season Pass, or for purchase separately.
•	Launched, together with Gearbox Software, Borderlands Science, an interactive game within Borderlands 3 that invites players to map the human gut microbiome to advance vital medical studies while earning in-game rewards. This major initiative is the result of international partnerships with researchers and scientists at McGill University, Massively Multiplayer Online Science (MMOS), and The Microsetta Initiative at UC San Diego School of Medicine. Emmy-nominated Big Bang Theory star and scientist Dr. Mayim Bialik lent her voice to the project, helping guide players on their journey.
•	Announced WWE 2K Battlegrounds, a completely new WWE gaming experience that will feature arcade-style action and over-the-top Superstar designs, environments and moves. WWE 2K Battlegrounds is being developed by Saber Interactive, the studio behind NBA 2K Playgrounds, and is scheduled to launch this fall. In conjunction with this announcement, 2K said they are extending the production timeline and will not be releasing a WWE 2K simulation game in fiscal year 2021.
•	Announced that 2K Silicon Valley, the label’s wholly-owned development studio founded in February 2019 and led by video game industry veteran Michael Condrey, will officially be known as 31st Union. Along with revealing its new state-of-the-art development facility, branding, core values, and commitment to further establish its identity, the studio also plans to expand its presence internationally, beginning with a European location based in Spain.
•	The NBA 2K League started its 2020 regular season on May 5, 2020 with at least six weeks of remote gameplay. All 23 NBA 2K League teams will participate in regular-season gameplay in their local markets from their homes with games simulcast live on the NBA 2K League’s Twitch and YouTube channels.
•	Announced the Sid Meier's Civilization VI – New Frontier Pass that will provide eight new civilizations, nine new leaders, and a variety of new gameplay modes and content for the strategy title from Firaxis Games. The new content will be delivered to consumers via six downloadable packs on a bimonthly basis from May 2020 to March 2021.
•	Announced PGA Tour 2K21 from HB Studios is planned for launch on August 21, 2020 for PlayStation 4, Xbox One, Switch (digital), PC and Stadia. The game will feature PGA Tour professional Justin Thomas as its cover athlete; officially licensed pro players, courses and gear; the most realistic course scanning to date; play-by-play commentary by Luke Elvy and Rich Beem; a new PGA TOUR Career Mode, online and local multiplayer; course and player customization; and online societies.
•	Announced Mafia Trilogy, which combines all three previously released Mafia titles into a single package for PlayStation 4, Xbox One and PC. On May 19, 2020, Mafia II and Mafia III launched as part of the collection, while Mafia I will become available later this summer, as the game is being completely remade, including new technology, new voice acting, new game mechanics, and more.
•	Announced BioShock: The Collection, XCOM 2 Collection, and Borderlands Legendary Collection are planned for launch on Nintendo Switch worldwide on May 29, 2020.

Private Division:

•	Announced that Kerbal Space Program 2 is being moved to Fall 2021 and will launch on PlayStation 4, Xbox One and PC due to delays from COVID-19, in order to provide the development team with the time they need to create the best Kerbal Space Program experience possible.
•	Announced a partnership with the European Space Agency to launch a new Kerbal Space Program update, entitled Shared Horizons, which is planned to launch on PC on July 1, 2020. The update will also be available later this year on consoles.
•	Announced that Disintegration, the debut title from V1 Interactive, the independent studio founded by Marcus Lehto, co-creator of Halo, will release digitally for PlayStation 4, Xbox One and PC on June 16, 2020. Disintegration is a sci-fi, first-person shooter that blends real-time tactical elements to create an entirely new experience.
•	Announced that The Outer Worlds, the award-winning title created by renowned RPG developer Obsidian Entertainment, will launch for Nintendo Switch on June 5, 2020. The Outer Worlds is currently available on PlayStation 4, Xbox One and PC.
•	Announced the founding of a new studio located in the greater Seattle area, that is wholly focused on bringing to life the next generation of the Kerbal Space Program franchise. Kerbal Space Program 2 is scheduled to release during Fall 2021 on PlayStation 4, Xbox One and PC.

Outlook for Fiscal 2021

Take-Two is providing its initial outlook for its fiscal first quarter ending June 30, 2020 and its fiscal year ending March 31, 2021:

First Quarter Ending June 30, 2020

•	GAAP net revenue is expected to range from $775 to $825 million
•	GAAP net income is expected to range from $103 to $116 million
•	GAAP diluted net income per share is expected to range from $0.90 to $1.00
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.8 million (1)
•	Net Bookings (operational metric) are expected to range from $800 to $850 million

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending June 30, 2020
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$775 to $825	$25

Cost of goods sold	$392 to $418	$(8)	$(22)	$(2)

Operating Expenses	$267 to $277		$(20)	$(2)
Interest and other, net	$(3)
Income before income taxes	$119 to $133	$33	$42	$4

Fiscal Year Ending March 31, 2021

•	GAAP net revenue is expected to range from $2.63 to $2.73 billion
•	GAAP net income is expected to range from $299 to $329 million
•	GAAP diluted net income per share is expected to range from $2.60 to $2.85
•	Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 115.1 million (3)
•	Net cash provided by operating activities is expected to be over $560 million
•	Adjusted Unrestricted Operating Cash Flow (Non-GAAP) is expected to be over $350 million (4)
•	Capital expenditures are expected to be approximately $75 million
•	Net Bookings (operational metric) are expected to range from $2.55 to $2.65 billion

The Company is also providing selected data and its management reporting tax rate of 16%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2021
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets
Net revenue	$2,630 to $2,730	$(80)

Cost of goods sold	$1,192 to $1,238	$14	$(70)	$(10)

Operating Expenses	$1,101 to $1,121		$(74)	$(7)
Interest and other, net	$(7)
Income before income taxes	$344 to $378	$(94)	$144	$17

1)	Includes 113.9 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.
2)	The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.
3)	Includes 114.2 million basic shares and 0.9 million shares representing the potential dilution from unvested employee stock grants.
4)	Includes a $210 million net increase in restricted cash for fiscal 2021.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; a stable economic environment; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on next-gen consoles, PC, mobile and other platforms; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles have been released since January 1, 2020:

Label	Title	Platforms	Release Date
2K	WWE 2K20 Originals: Southpaw Regional Wrestling (DLC)	PS4, Xbox One, PC	February 7, 2020
2K	Borderlands 3 (for Steam and other retailers)	PC	March 13, 2020
2K	WWE 2K20 Originals: Empire of Tomorrow (DLC)	PS4, Xbox One, PC	March 13, 2020
2K	Borderlands 3: Guns, Love, and Tentacles: The Marriage of Wainwright & Hammerlock (DLC)	PS4, Xbox One, PC, Stadia	March 26, 2020
2K	XCOM: Chimera Squad	PC	April 24, 2020
2K	Mafia II and Mafia III	PS4, Xbox One, PC	May 19, 2020

Take-Two's lineup of future titles announced to-date includes:

Label	Title	Platforms	Release Date
2K	Sid Meier's Civilization VI -Frontier Pass (DLC)	PS4, Xbox One, Switch, PC	May 21, 2020
2K	BioShock: The Collection	Switch	May 29, 2020
2K	Borderlands Legendary Collection	Switch	May 29, 2020
2K	XCOM 2 Collection	Switch	May 29, 2020
Private Division	The Outer Worlds	Switch	June 5, 2020
Private Division	Disintegration	PS4, Xbox One, PC	June 16, 2020
Private Division	Kerbal Space Program: Shared Horizons (free update)	PC	July 1, 2020
2K	PGA Tour 2K21	PS4, Xbox One, Switch, PC Stadia	August 21, 2020
2K	Mafia I	PS4, Xbox One, PC	August 28, 2020
2K	NBA 2K21	TBA	Fall 2020
2K	WWE 2K Battlegrounds	TBA	Fall 2020
Private Division	Kerbal Space Program 2	PS4, Xbox One, PC	Fall 2021

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (877) 407-0984 or (201) 689-8577. A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Unrestricted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash. The Company’s management believes it is important to consider Adjusted Unrestricted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Annual Report on Form 10−K for the year ended March 31, 2020.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on consumer demand and the discretionary spending patterns of our customers; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our Grand Theft Auto products and our ability to develop other hit titles; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K and will be included in Take-Two’s annual report on 10-K for the fiscal year ended March 31, 2020, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended March 31,		Twelve months ended March 31,
	2020	2019	2020	2019
Net revenue	$760,541	$539,007	$3,088,970	$2,668,394

Cost of goods sold:
Software development costs and royalties	159,776	111,596	611,198	449,198
Internal royalties	144,385	74,142	483,697	610,804
Product costs	51,985	44,914	277,147	322,148
Licenses	39,494	28,263	170,408	141,494
Total cost of goods sold	395,640	258,915	1,542,450	1,523,644

Gross profit	364,901	280,092	1,546,520	1,144,750

Selling and marketing	79,969	77,607	458,424	391,400
General and administrative	82,212	75,541	318,235	281,234
Research and development	68,718	56,588	296,398	230,170
Depreciation and amortization	12,502	11,081	48,113	40,232
Business reorganization	(384)	1,214	83	(4,958)
Total operating expenses	243,017	222,031	1,121,253	938,078
Income from operations	121,884	58,061	425,267	206,672
Interest and other, net	8,083	6,466	38,505	26,113
Loss on long-term investments	5,333	-	5,333	-
Income before income taxes	124,634	64,527	458,439	232,785
Provision for (benefit from) income taxes	1,912	7,698	53,980	(101,052)
Net income	$122,722	$56,829	$404,459	$333,837
				173,533
Earnings per share:
Basic earnings per share	$1.08	$0.50	$3.58	$2.95
Diluted earnings per share	$1.07	$0.50	$3.54	$2.90

Weighted average shares outstanding:
Basic	113,394	112,614	113,096	113,176
Diluted	114,400	113,939	114,136	115,198

Computation of Basic EPS:
Net income	$122,722	$56,829	$404,459	$333,837

Weighted average shares outstanding - basic	113,394	112,614	113,096	113,176

Basic earnings per share	$1.08	$0.50	$3.58	$2.95

Computation of Diluted EPS:
Net income	$122,722	$56,829	$404,459	$333,837

Weighted average shares outstanding - basic	113,394	112,614	113,096	113,176
Add: dilutive effect of common stock equivalents	1,006	1,325	1,040	2,022
Weighted average common shares outstanding - diluted	114,400	113,939	114,136	115,198

Diluted earnings per share	$1.07	$0.50	$3.54	$2.90

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	March 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,357,664	$826,525
Short-term investments	644,003	744,485
Restricted cash	546,604	565,461
Accounts receivable, net of allowances of $443 and $995 at March 31, 2020 and 2019,
respectively	592,555	395,729
Inventory	19,108	28,200
Software development costs and licenses	40,316	28,880
Deferred cost of goods sold	19,598	51,867
Prepaid expenses and other	273,503	186,688
Total current assets	3,493,351	2,827,835

Fixed assets, net	131,888	127,882
Right-of-use assets	154,284	-
Software development costs and licenses, net of current portion	401,778	603,436
Goodwill	386,494	381,717
Other intangibles, net	51,260	73,115
Deferred tax assets	116,676	134,732
Long-term restricted cash	89,124	-
Other assets	123,977	94,348
Total assets	$4,948,832	$4,243,065

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$65,684	$72,797
Accrued expenses and other current liabilities	1,169,884	1,035,695
Deferred revenue	777,784	843,302
Lease liabilities	25,187	-
Total current liabilities	2,038,539	1,951,794

Non-current deferred revenue	28,339	21,058
Non-current lease liabilities	152,059	-
Other long-term liabilities	190,651	229,633
Total liabilities	2,409,588	2,202,485

Stockholders' equity:
Preferred stock, $.01 par value, 5,000 shares authorized	-	-
Common stock, $.01 par value, 200,000 shares authorized; 135,927 and 134,602 shares issued and 113,506 and 112,181 outstanding at March 31, 2020 and 2019, respectively	1,359	1,346
Additional paid-in capital	2,134,748	2,019,369
Treasury stock, at cost; 22,421 common shares at March 31, 2020 and, 2019, respectively	(820,572)	(820,572)
Retained earnings	1,282,085	877,626
Accumulated other comprehensive loss	(58,376)	(37,189)
Total stockholders' equity	2,539,244	2,040,580
Total liabilities and stockholders' equity	$4,948,832	$4,243,065

  TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Twelve months ended March 31,
	2020	2019
Operating activities:
Net income	$404,459	$333,837
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	167,925	201,221
Depreciation	47,628	39,726
Amortization of intellectual property	20,990	23,879
Stock-based compensation	257,881	247,700
Deferred income taxes	(3,486)	110,603
Amortization of discount on Convertible Notes	-	91
Impairment of long-term investments	5,333	-
Other, net	3,741	584
Changes in assets and liabilities:
Accounts receivable	(195,484)	(98,075)
Inventory	8,489	(14,403)
Software development costs and licenses	(48,434)	(206,831)
Prepaid expenses and other current and other non-current assets	(259,817)	(275,800)
Deferred revenue	(55,460)	304,713
Deferred cost of goods sold	32,180	(24,882)
Accounts payable, accrued expenses and other liabilities	299,733	201,152
Net cash provided by operating activities	685,678	843,515

Investing activities:
Change in bank time deposits	196,720	(171,057)
Proceeds from available-for-sale securities	400,635	325,133
Purchases of available-for-sale securities	(499,991)	(282,534)
Purchases of fixed assets	(53,384)	(66,969)
Purchases of long-term investments	(27,891)	-
Business acquisitions	(12,040)	(28,149)
Net cash provided by (used in) investing activities	4,049	(223,576)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(87,968)	(101,293)
Issuance of common stock	10,515	-
Repurchase of common stock	-	(362,392)
Net cash used in financing activities	(77,453)	(463,685)

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(10,868)	(10,639)

Net change in cash, cash equivalents, and restricted cash	601,406	145,616
Cash, cash equivalents, and restricted cash, beginning of year	1,391,986	1,246,371
Cash, cash equivalents, and restricted cash, end of period	$1,993,392	$1,391,987

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$413,701	54%	$274,621	51%
International	346,840	46%	264,386	49%
Total net revenue	$760,541	100%	$539,007	100%

Net bookings by geographic region
United States	$406,592	56%	$284,209	58%
International	322,831	44%	204,201	42%
Total net bookings	$729,423	100%	$488,410	100%

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$634,687	83%	$413,469	77%
Physical retail and other	125,854	17%	125,538	23%
Total net revenue	$760,541	100%	$539,007	100%

Net bookings by distribution channel
Digital online	$672,053	92%	$418,993	86%
Physical retail and other	57,370	8%	69,417	14%
Total net bookings	$729,423	100%	$488,410	100%

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$542,171	71%	$422,432	78%
PC and other	218,370	29%	116,575	22%
Total net revenue	$760,541	100%	$539,007	100%

Net bookings by platform mix
Console	$507,612	70%	$364,873	75%
PC and other	221,811	30%	123,537	25%
Total net bookings	$729,423	100%	$488,410	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix
(in thousands)

	Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by geographic region
United States	$1,775,682	57%	$1,426,907	53%
International	1,313,288	43%	1,241,487	47%
Total net revenue	$3,088,970	100%	$2,668,394	100%

Net bookings by geographic region
United States	$1,733,313	58%	$1,606,675	55%
International	1,257,045	42%	1,322,049	45%
Total net bookings	$2,990,358	100%	$2,928,724	100%

	Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by distribution channel
Digital online	$2,378,563	77%	$1,681,609	63%
Physical retail and other	710,407	23%	986,785	37%
Total net revenue	$3,088,970	100%	$2,668,394	100%

Net bookings by distribution channel
Digital online	$2,440,435	82%	$1,801,710	62%
Physical retail and other	549,923	18%	1,127,014	38%
Total net bookings	$2,990,358	100%	$2,928,724	100%

	Twelve Months Ended March 31, 2020		Twelve Months Ended March 31, 2019
	Amount	% of Total	Amount	% of Total
Net revenue by Platform Mix
Console	$2,308,602	75%	$2,233,861	84%
PC and other	780,368	25%	434,533	16%
Total net revenue	$3,088,970	100%	$2,668,394	100%

Net bookings by platform mix
Console	$2,195,843	73%	$2,497,157	85%
PC and other	794,515	27%	431,567	15%
Total net bookings	$2,990,358	100%	$2,928,724	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended March 31, 2020	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$760,541	$159,776	$144,385	$51,985	$39,494	$79,969
Net effect from deferral and related cost of goods sold	(31,119)	(8,204)		(12,755)	216
Stock-based compensation		(62,353)				(4,347)
Amortization and impairment of acquired intangibles		(3,288)

Three Months Ended March 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Loss on long-term investments
As reported	$82,212	$68,718	$12,502	$(384)	$8,083	$5,333
Net effect from deferral and related cost of goods sold					857
Stock-based compensation	(11,553)	(3,030)
Amortization and impairment of acquired intangibles		(1,538)	(120)
Impact of business reorganization				384
Loss on long-term investments						(5,333)

Three Months Ended March 31, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$539,007	$111,596	$74,142	$44,914	$28,263	$77,607
Net effect from deferral and related cost of goods sold	(50,596)	(5,455)		(12,205)	54
Stock-based compensation		(41,335)				(7,363)
Amortization and impairment of acquired intangibles		(3,919)
Acquisition related expenses

Three Months Ended March 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$75,541	$56,588	$11,081	$1,214	$6,466
Net effect from deferral and related cost of goods sold					3,419
Stock-based compensation	(13,669)	(6,722)
Amortization and impairment of acquired intangibles		(1,578)	(124)
Impact of business reorganization				(1,214)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Twelve Months Ended March 31, 2020	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$3,088,970	$611,198	$483,697	$277,147	$170,408	$458,424
Net effect from deferral and related cost of goods sold	(98,612)	(54,515)		(33,339)	601
Stock-based compensation		(154,031)				(18,680)
Amortization and impairment of acquired intangibles		(13,598)				-

Twelve Months Ended March 31, 2020	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net	Loss on long-term investments
As reported	$318,235	$296,398	$48,113	$83	$38,505	$5,333
Net effect from deferral and related cost of goods sold					476
Stock-based compensation	(53,607)	(31,563)
Acquisition related expenses	(367)
Amortization and impairment of acquired intangibles		(6,180)	(485)
Impact of business reorganization				(83)
Loss on long-term investments						(5,333)

Twelve Months Ended March 31, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing
As reported	$2,668,394	$449,198	$610,804	$322,148	$141,494	$391,400
Net effect from deferral and related cost of goods sold	260,330	40,943		24,882	789
Stock-based compensation		(149,075)				(23,685)
Amortization and impairment of acquired intangibles		(16,290)

Twelve Months Ended March 31, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net
As reported	$281,234	$230,170	$40,232	$(4,958)	$26,113
Net effect from deferral and related cost of goods sold					2,508
Stock-based compensation	(51,903)	(23,037)
Non-cash amounts related to convertible notes					91
Amortization and impairment of acquired intangibles		(6,437)	(506)
Impact of business reorganization				4,958

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in thousands)

	Twelve months ended March 31,
	2020	2019
Net cash from operating activities	$685,678	$843,515
Net change in Restricted cash (1)	(70,267)	(128,063)
Adjusted Unrestricted Operating Cash Flow	$615,411	$715,452

	FY 2020	FY 2019
Restricted cash beginning of period (4/1)	$565,461	$437,398
Restricted cash end of period (3/31)	635,728	565,461
(1) Net change in Restricted cash	$(70,267)	$(128,063)